Exhibit 99.1

P	Spring Valley Acquisition Corp. III
R	4030 Maple Avenue, Suite 500
O	Dallas, Texas 75219

X	EXTRAORDINARY GENERAL MEETING
Y	OF SPRING VALLEY ACQUISITION CORP. III

C	YOUR VOTE IS IMPORTANT
A	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
R	FOR THE EXTRAORDINARY GENERAL MEETING
D	TO BE HELD ON , 2026.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated  , 2026, in connection with the extraordinary general meeting (the “Shareholder Meeting”) of Spring Valley Acquisition Corp. III (“Spring Valley”) to be held at a.m. Eastern Time on  , 2026, at the offices of Greenberg Traurig LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102, and hereby appoints Christopher Sorrells (with full power to act alone), the attorney and proxy of the undersigned, with power of substitution to each, to vote all ordinary shares of Spring Valley registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE PROPOSALS.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING PROPOSALS.

Proposal No. 1 — The Continuation Proposal — To approve, by Special Resolution, the Continuation, including the adoption of the Continuation Articles.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Business Combination Proposal — To approve, by Special Resolution, the Business Combination Agreement and the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Advisory Organization Documents Proposals — To approve on a non-binding advisory basis, by Ordinary Resolution, the governance provisions contained in the New GF Closing Articles that materially affect Spring Valley Shareholders’ rights, presented separately in accordance with U.S. Securities and Exchange Commission guidance. The Advisory Organizational Documents Proposals are separated into sub-proposals submitted to Spring Valley Shareholders to approve on a non-binding advisory basis, by Ordinary Resolution, those governance provisions contained in the New GF Closing Articles that materially affect Spring Valley Shareholders’ rights as described in the following paragraphs (a) – (d):

Proposal 3(a) — Authorized Capital Proposal —To approve changing the authorized share capital of Spring Valley after giving effect to the Continuation and the Continuation Articles, from (i) 200,000,000 Spring Valley Class A Shares, (ii) 20,000,000 Spring Valley Class B Shares, and (iii) 1,000,000 preference shares of a nominal par value of $0.0001 each, to (1) an unlimited number of New GF Common Shares; (2) an unlimited number of preferred shares, issuable in series, of which none will be outstanding; (3) 4,500,000 New GF Class A Earnout Shares; (4) 4,500,000 New GF Class B Earnout Shares; (5) 4,500,000 New GF Class C Earnout Shares; and (6) 12,000,000 New GF Convertible Preferred Shares;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(b) — Quorum Proposal —To approve reducing the requisite quorum for a meeting of shareholders from (x) one or more shareholders holding at least a majority of the paid up voting share capital present in person or by proxy and entitled to vote at that meeting to (y) not less than two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33⅓% of the issued shares entitled to be voted at the meeting;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(c) — Advance Notice Proposal —To approve an advance notice provision that requires a shareholder to provide notice to Spring Valley in advance of a meeting of shareholders should such shareholder wish to nominate a person for election to the board of directors;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(d) — Other Matters Proposal —To approve not including provisions relating to the Spring Valley Class B Shares, the Spring Valley IPO, Sponsor, the initial business combination and other related matters.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Nasdaq Proposal — To approve, by Ordinary Resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of New GF Common Shares in connection with the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Incentive Plan Proposal — To approve, by Ordinary Resolution, the issuance of New GF Common Shares pursuant to the 2026 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Price Adjustment Proposal — To approve, by Ordinary Resolution of the disinterested Spring Valley Shareholders, the Conversion Price Adjustment Provisions of the New GF Convertible Preferred Shares and the Exercise Price Adjustment Provision of the New GF PIPE Warrants, in each case issuable in connection with the PIPE Financing.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Director Election Proposal — To approve, by Ordinary Resolution, the election of seven directors, being Greg Twinney, Christopher Sorrells, Mark Little, Klaas de Boer, Norman Harrison, Wendy Kei and Thomas Boehlert, effective upon the Closing, to serve on New GF Board for the applicable term, under the New GF Closing Articles, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

	FOR	WITHHOLD

Greg Twinney	☐	☐
Christopher Sorrells	☐	☐
Mark Little	☐	☐
Klaas de Boer	☐	☐
Norman Harrison	☐	☐
Wendy Kei	☐	☐
Thomas Boehlert	☐	☐

Proposal No. 8 — Adjournment Proposal — If put to Spring Valley Shareholders for a vote, a proposal to approve, by Ordinary Resolution, the adjournment of the Spring Valley Shareholders’ Meeting (i) to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals or (ii) if the board of directors of Spring Valley determines before the Spring Valley Shareholders’ Meeting that it is not necessary or no longer desirable to proceed with the proposals

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:    __________, 20__

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.